UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  April 14, 2014

USA Compression Partners, LP

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-35779 (Commission File Number)	75-2771546 (I.R.S. Employer Identification No.)

100 Congress Avenue Suite 450 Austin, TX (Address of Principal Executive Offices)	78701 (Zip Code)

Registrant’s telephone number, including area code:   (512) 473-2662

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.          OTHER EVENTS.

On August 30, 2013, USA Compression Partners, LP (the “Partnership”) completed its acquisition of certain assets and liabilities related to the business of providing compression services to third parties engaged in the exploration, production, gathering, processing, transportation or distribution of oil and gas (the “S&R Acquisition”). This Current Report on Form 8-K includes as Exhibit 99.1 pro forma financial statements for the year ended December 31, 2013 reflecting the S&R Acquisition.  These pro forma financial statements supplement the Partnership’s previously-filed financial statements relating to the S&R Acquisition and are being filed to satisfy the requirements of Rule 11-01 of Regulation S-X.

ITEM 9.01.          FINANCIAL STATEMENTS AND EXHIBITS.

(b) Pro Forma Financial Information.

The unaudited pro forma combined statement of operations for the year ended December 31, 2013 and the related notes thereto, which give effect to the S&R Acquisition, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

(d) Exhibits.

Exhibit No.	Document

99.1

Unaudited pro forma combined statement of operations for the year ended December 31, 2013 and the related notes thereto, which give effect to the S&R Acquisition and the closing of the Partnership’s initial public offering on January 18, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA COMPRESSION PARTNERS, LP

By:	USA Compression GP, LLC,
its General Partner

	By:	/s/ J. Gregory Holloway
J. Gregory Holloway
Vice President, General Counsel and Secretary

Dated: April 14, 2014

EXHIBIT INDEX

Exhibit No.	Document

99.1

Unaudited pro forma combined statement of operations for the year ended December 31, 2013 and the related notes thereto, which give effect to the S&R Acquisition and the closing of the Partnership’s initial public offering on January 18, 2013.